Exhibit 99.1

2007 Shareholders’ Meeting

Performance Ratios 2005 2006 Net Income 6,210 $ 5,845 $ Earnings Per Diluted Share 0.92 $ 0.85 $ Return on Assets 1.10% 0.90% Return on Common Equity 16.29% 13.56% Efficiency Ratio 61.53% 67.21%

1.00% 2.25% 4.25% 5.25% 5.25% 8.25% 8.25% 7.25% 5.25% 4.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 12/31/03 12/31/04 12/31/05 12/31/06 3/31/07 Prime Rate Prime Rate

2.00% 3.00% 4.00% 5.00% 6.00% 3 Mth 6 Mth 2Yr 3Yr 5Yr 10Yr 30 Yr 12/31/2004 12/31/2005 12/31/2006 Treasury Yield Curve

Rate Environment

Net Interest Margin 3.87% in 2006 vs. 4.17% in 2005

Interest Income grew 27%

Interest Expense grew 64%

Net Interest Income grew 7%

Higher Rates – Lower loan demand

Higher Rates – Credit quality on variable rate loans

Industry is evolving – Fee income is critical

Performance Ratios, cont. Q1 Q2 Q3 Q4 Q1 3/31/06 6/30/06 9/30/06 12/31/06 3/31/07 Net Income 1,657 $ 1,637 $ 1,627 $ 924 $ 1,451 $ Earnings Per Diluted Share 0.24 $ 0.24 $ 0.23 $ 0.13 $ 0.21 $ Return on Assets 1.08% 1.03% 1.00% 0.55% 0.87% Return on Common Equity 16.26% 15.39% 15.26% 8.05% 12.74% Efficiency Ratio 65.25% 65.12% 65.48% 73.34% 70.46%

Name Title Years Banking Experience Jim Hughes, CPA President and CEO 25 Alan Bedner, CPA Executive VP, CFO 13 Mike Downes Executive VP, CLO 21 John Kauchak Executive VP, CDO 26 Marc Sovelove Senior VP/Retail Lending 22 Keith Fenstermaker Senior VP/Credit Administration 30 Janice Bolomey Senior VP/Branch Administration 21 Experienced Management Team

Consistently outperform our peers Focus on Deposit & Loan Growth / Margin Management Remote deposit capture/Merchant Capture Continue to be a leader in SBA lending National SBA program Grow Retail Lending Division DeNovo growth strategy - 1 to 3 branches per year Focus on Fee income Effective Capital Management Strategic Objectives

Branch Locations 1 Clinton 2 Bridgewater 3 Colonia 4 Edison 5 Flemington 6 Highland Park 7 Linden 8 North Plainfield 9 Phillipsburg 10 Scotch Plains 11 South Plainfield 12 Springfield 13 Union 14 Whitehouse 15 Forks Twp, PA In Development 16 Middlesex 17 Washington Unity Footprint

Demographic Data 2000-2011 Projected Average Population Household Total County Growth % Income (2006) Housholds Union, NJ 1.70 94 188 Middlesex, NJ 5.52 95 278 Somerset, NJ 6.69 140 118 Hunderdon, NJ 6.62 138 48 Warren, NJ 6.50 84 42 Northampton, PA 8.45 70 111

Financial Presentation

 Income Statement In thousands % 2005 2006 Change Interest Income 33,837 $ 43,177 $ 27.6% Interest Expense 11,603 19,432 67.5% Net Interest Income 22,234 23,745 6.8% Provision for loan losses 1,850 1,550 -16.2% Non-interest income 8,190 7,638 -6.7% Non-interest expense 18,676 21,045 12.7% Net income before tax 9,898 8,788 -11.2% Tax expense 3,688 2,943 -20.2% Net income 6,210 $ 5,845 $ -5.9% Net income per diluted share 0.92 0.85 Peer Data Return on Average Assets 1.10% 0.90% 0.74 % Return on Average Equity 16.29% 13.56% 7.84 % Efficiency Ratio 61.53% 67.21% 63.99 % For the Year Ended

Total Assets In millions $433 $467 $515 $614 $694 $250 $300 $350 $400 $450 $500 $550 $600 $650 $700 12/02 12/03 12/04 12/05 12/06

Total Loans In millions $312 $340 $374 $449 $508 $250 $300 $350 $400 $450 $500 12/02 12/03 12/04 12/05 12/06

Loans by Type 12/31/05 12/31/06 6.73 5.51 7.43 10.24 Rate 5.79 5.34 7.03 8.82 Rate % Loan Type % Loan Type Consumer Res Mortgage Commercial SBA Consumer Res Mortgage Commercial SBA 12.5% 13.8% 10.4% 10.6% 61.5% 58.1% 15.6% 17.5%

Asset Quality 2004 2005 2006 Nonperforming assets 4,436 4,539 9,120 SBA Guarantee 1,240 758 2,953 Net Nonperforming assets 3,196 3,781 6,167 NPL/Total Loans 1.10% 0.97% 1.75% ALLL/Total Loans 1.57% 1.54% 1.50% Net Charge-Off Ratio 0.19% 0.20% 0.17%

 7.25% 2005 8.25% 5.25% 4.00% 4.25% Prime Rate 2006 2004 2003 2002 3.87% 4.17% 4.18% 4.28% 4.09% 3.55% 3.75% 3.72% 3.68% 3.83% 2.75% 3.25% 3.75% 4.25% 2002 2003 2004 2005 2006 Margin Peer Margin Net Interest Margin

Total Deposits In millions $383 $415 $434 $522 $566 $250 $300 $350 $400 $450 $500 $550 $600 12/02 12/03 12/04 12/05 12/06

Deposit Mix 12/31/05 12/31/06 4.19 3.78 2.25 Rate 3.23 2.42 1.73 Rate % Deposit Type % Deposit Type Time Saving Int. Bearing DDA DDA Time Savings Int. Bearing DDA DDA 36.4% 27.2% 31.0% 30.9% 18.6% 26.7% 14.1% 15.2%

Shareholders’ Equity Book Value In millions Shareholders Equity $27.1 $30.8 $40.9 $46.2 $35.9 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 12/02 12/03 12/04 12/05 12/06

14.00% 12.32% 12.53% 12.39% 11.23% 13.60% 12.00% 10.00% 11.05% 11.28% 11.14% 9.98% 10.80% 8.00% 8.38% 9.02% 9.09% 8.27% 9.08% 6.00% 4.00% 12/02 12/03 12/04 12/05 12/06. Leverage Tier I Total Capital Capital Ratios

Key Investment Appeals

Peer data includes 20 Public Commercial Banks in New Jersey between $250 million and $3.5 billion. Data as of or for the period ending December 31, 2006. Pricing Data as of March 31, 2007. Year ended December 31, 2006 Unity Peer Avg* Performance Ratios (%): 0.90 0.74 13.56 7.84 3.87 3.55 67.21 63.99 Market Ratios: 13.54 24.97 164.66 167.16 1.74 1.40 Dividend Yield (%) Price/Book (%) Price/Earnings (x) Efficiency Ratio Net Interest Margin ROAE ROAA Ratios

$0.05 $0.14 $0.18 $0.20 $0.05 $0.05 $0.00 $0.05 $0.10 $0.15 $0.20 12/03 12/04 12/05 12/06 1Q 06 1Q 07 Cash Dividends Declared

Top Quartile Performance Ratios Focus on Deposit and Loan Growth Leader in SBA Lending Insider Ownership Attractive Valuation Expansion Strategy Growing Market Share in Attractive Markets Key Investment Appeals

Announced Record Date Paid 4/26/2007 6/15/2007 6/29/2007 4/27/2006 6/16/2006 6/30/2006 5/26/2005 6/15/2005 6/30/2005 5/27/2004 6/15/2004 6/30/2004 1/27/2003 2/26/2003 3/12/2003 History of 5% Stock Dividends

0 100 200 300 400 500 600 700 800 900 12/01 12/02 12/03 12/04 12/05 12/06 03/07 Index Value Unity Bancorp, Inc. NASDAQ Bank Index NASDAQ Composite Index Stock Performance Chart